EXHIBIT 99.2

NEWS RELEASE

June 28, 2005

Torrance, California

Summa Reports 3rd Quarter Earnings

Summa Industries (Nasdaq NM:SUMX) reports net income of $508,000, or $.13 per share, on sales of $31,541,000 for the three months ended May 31, 2005, versus net income of $1,390,000, or $.30 per share, on sales of $33,160,000 for the three months ended May 31, 2004.

	Three months ended
	May 31, 2005	May 31, 2004
Sales	$31,541,000	$33,160,000
Net income	$508,000	$1,390,000
Diluted earnings per share	$.13	$.30

Sales and earnings were adversely impacted primarily by weakness in the Optical Components Segment, which resulted from softness in demand for high-bay, high intensity discharge lighting products and other issues.  Additionally, earnings have been substantially impacted by facility relocation costs.  The effects of the relocation expenses and the pro forma earnings, calculated as though the relocation expenses had not been incurred, are as follows:

	Three months ended May 31		Nine months ended May 31
	2005	2004	2005	2004
Operating income	$1,245,000	$2,455,000	$3,430,000	$5,257,000
Relocation expense, net	497,000	187,000	1,393,000	626,000
Pro forma operating income	$1,742,000	$2,642,000	$4,823,000	$5,883,000

Net income	$508,000	1,390,000	$1,394,000	$2,673,000
Tax-effected relocation expense	318,000	120,000	891,000	401,000
Pro forma net income	$826,000	$1,510,000	$2,285,000	$3,074,000

Diluted EPS	$0.13	$0.30	$0.34	$0.51
Pro forma diluted EPS	$0.20	$0.33	$0.56	$0.60

Note that “pro forma” has no defined meaning under Generally Accepted Accounting Principles.  The information presented above is for the purpose of drawing attention to a critical component of current performance.  By providing this information, the Company does not assume the responsibility to provide such supplemental information in future releases of earnings. There are other components of current performance which are not highlighted in the above presentation.  Investors are urged to read the Management’s Discussion and Analysis section of the Company’s Quarterly Report on Form 10-Q for the period ended May 31, 2005, which is expected to be filed before July 15, 2005.

A conference call to discuss the results will be held at 9:00 a.m., Pacific Time, Tuesday, June 28, 2005.  The call-in number is (800) 289-0496 and the international call-in number is (913) 981-5519.  The conference call will also be simulcast and archived by www.vcall.com.

Statements in this news release which relate to future plans, financial results,  projections, events or performance, including without limitation expectations and beliefs regarding future events, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor.  These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations regarding the timing of completion of the ongoing Pharr relocation, and expectations that aggregate relocation costs will diminish steadily throughout the remainder of the fiscal year.  Actual results may differ materially from those anticipated because of a number of factors, including, but not limited to, delays and/or cost overruns in the ongoing Pharr relocation, implementation of additional relocation projects not currently in process, and other risks and uncertainties described in detail under “Risk Factors” in Summa’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004.

Summa Industries manufactures proprietary engineered plastic products for a broad spectrum of industrial and commercial markets.  The Company has manufacturing facilities across North America.  Products, many of which are unique or patented, are shipped to customers worldwide.

For further information, contact Jim Swartwout, (310) 792-7024; Fax (310) 792-7079; www.summaindustries.com; or ir@summaindustries.com.

Summa Industries

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	May 31, 2004	August 31, 2004	May 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$680,000	$1,248,000	$1,027,000
Accounts receivable	19,895,000	18,227,000	18,761,000
Inventories	13,306,000	14,749,000	15,638,000
Prepaid expenses and other	3,098,000	3,782,000	3,895,000

Total current assets	36,979,000	38,006,000	39,321,000
Property, plant and equipment, net	28,474,000	31,053,000	32,227,000
Goodwill and other assets, net	11,818,000	11,058,000	10,894,000

Total assets	$77,271,000	$80,117,000	$82,442,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,365,000	$9,088,000	$9,909,000
Accrued liabilities	5,769,000	7,429,000	5,429,000
Current maturities of long-term debt	1,957,000	2,195,000	4,178,000

Total current liabilities	15,091,000	18,712,000	19,516,000
Long-term debt, net of current maturities	30,337,000	28,663,000	29,157,000
Other long-term liabilities	2,577,000	2,508,000	2,448,000
Minority interest in subsidiary	205,000	205,000	155,000
Total stockholders’ equity	29,061,000	30,029,000	31,166,000

Total	$77,271,000	$80,117,000	$82,442,000

Summa Industries

CONDENSED CONSOLIDATED INCOME STATEMENTS

(unaudited)

	Three months ended May 31		Nine months ended May 31
	2004	2005	2004	2005
Net sales	$33,160,000	$31,541,000	$85,631,000	$88,976,000
Cost of sales	25,096,000	24,980,000	64,907,000	70,183,000

Gross profit	8,064,000	6,561,000	20,724,000	18,793,000
Selling, general, administrative and other expenses	5,609,000	5,316,000	15,467,000	15,363,000

Operating income	2,455,000	1,245,000	5,257,000	3,430,000
Interest expense	321,000	476,000	1,210,000	1,314,000

Income before income taxes and minority interest	2,134,000	769,000	4,047,000	2,116,000
Provision for income taxes	744,000	278,000	1,374,000	772,000

Income before minority interest	1,390,000	491,000	2,673,000	1,344,000
Minority interest in net (loss) of subsidiary	—	(17,000)	—	(50,000)

Net income	$1,390,000	$508,000	$2,673,000	$1,394,000
Preferred stock accretion	$81,000	—	$450,000	—
Net income available to common stockholders	$1,309,000	$508,000	$2,223,000	$1,394,000

Earnings per common share
Basic	$.31	$.13	$.52	$.35
Diluted	$.30	$.13	$.51	$.34

Weighted average common shares outstanding:
Basic	4,234,000	3,984,000	4,297,000	3,990,000
Diluted	4,310,000	4,038,000	4,372,000	4,060,000